                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section) 240.14a-11(c) or
    (section) (section) 240.14a-12


                          UNION BANKSHARES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)





                          UNION BANKSHARES CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)





Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies


                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


                  --------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:


                  --------------------------------------------------------------

         5)       Total fee paid:


                  --------------------------------------------------------------


[ ]      Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



         1)       Amount Previously Paid:  _____________________________________
         2)       Form Schedule or Registration Statement No.:  ________________
         3)       Filing Party:  _______________________________________________
         4)       Date Filed:  _________________________________________________

                          UNION BANKSHARES CORPORATION

                               211 N. MAIN STREET
                               POST OFFICE BOX 446
                       BOWLING GREEN, VIRGINIA 22427-0446
                                  804/633-5031




                                 March 10, 2000



Dear Fellow Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of Union Bankshares Corporation. The meeting will be held on Tuesday, April 18, 2000 at 6:30 p.m. at the Richmond County Elementary School located on Maple Street in Warsaw, Virginia.

         The primary business of the meeting will be the election of directors. We also will report to you on the condition and performance of the Company and its subsidiaries, and you will have ample opportunity to question management on matters that affect the interests of all shareholders. The meeting will be followed by a reception that we hope you will be able to attend.

         We hope you will be with us on April 18th. Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided.

         We appreciate your continued loyalty and support.


                                          Sincerely,



                                          G. William Beale
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                          UNION BANKSHARES CORPORATION


--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

                          TO BE HELD ON APRIL 18, 2000

         The Annual Meeting of Shareholders of Union Bankshares Corporation will be held at the Richmond County Elementary School on Maple Street in Warsaw, Virginia, at 6:30 p.m. on April 18, 2000 for the following purposes:

         1.       To elect one director to serve for a three year term; and

         2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed February 25, 2000, as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.


                                        By Order of the Board of Directors



                                        D. Anthony Peay
                                        VICE PRESIDENT AND CORPORATE SECRETARY

March 10, 2000


         PLEASE PROMPTLY COMPLETE AND RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

        211 N. Main Street, P. O. Box 446, Bowling Green, Virginia 22427

                          UNION BANKSHARES CORPORATION

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 18, 2000


                                     GENERAL

         The enclosed proxy is solicited by the Board of Directors of Union Bankshares Corporation (the "Company") for the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 18, 2000, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders or any adjournment thereof. The approximate mailing date of this Proxy Statement and accompanying proxy is March 10, 2000.

REVOCATION AND VOTING OF PROXIES

         Execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

VOTING RIGHTS OF SHAREHOLDERS

         Only shareholders of record at the close of business on February 25, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on February 25, 2000, there were 7,487,829 shares of the Company's common stock outstanding and entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business.

         Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

SOLICITATION OF PROXIES

         The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary, may be made in person or by telephone, or special letter by officers and employees of the Company or its subsidiaries, acting without compensation other than regular compensation.

                       ELECTION OF DIRECTOR - PROPOSAL ONE

DIRECTORS

         The Company's Board is divided into three classes (I, II and III). The term of office for Class I directors will expire at the Annual Meeting. The person named immediately below, who currently serves as the only Class I director of the Company, will be nominated to serve as a Class I director. If elected, the nominee will serve until the Annual Meeting of Shareholders held in 2003. The persons named in the proxy will vote for the election of the nominee named below unless authority is withheld. If for any reason the person named as nominee below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for such other person as the Board of Directors may designate.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEE SET FORTH BELOW. The nominee receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.

                                              SERVED AS                         PRINCIPAL OCCUPATION
              NAME (AGE)                  DIRECTOR SINCE (1)                   DURING PAST FIVE YEARS
              ----------                  ------------------                   ----------------------
2000 CLASS (NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS):

M. Raymond Piland, III (66)                      1980           President, Williamsburg Millwork Corporation,
                                                                Bowling Green, Virginia.



2001 CLASS (DIRECTORS SERVING UNTIL THE 2001 ANNUAL MEETING):

Ronald L. Hicks (53)                             1985           Chairman of the Board of the Company since 1998;
                                                                Attorney, Of Counsel to Jarrell, Hicks and Sasser,
                                                                Spotsylvania County, Virginia; Chairman of the Board
                                                                of Union Bank & Trust Company since 1987.

W. Tayloe Murphy, Jr. (66)                       1966           Attorney, Smith, Murphy and Taliaferro, Warsaw,
                                                                Virginia; delegate in the House of Delegates of the
                                                                Virginia General Assembly from 1982  until 2000.

A. D. Whittaker (60)                             1981           President, A. D. Whittaker, Inc., a commercial
                                                                construction firm in Hanover County, Virginia.




2002 CLASS (DIRECTORS SERVING UNTIL THE 2002 ANNUAL MEETING):
G. William Beale (50)                            1990           President and Chief Executive Officer of the Company
                                                                since its inception; President of Union Bank & Trust
                                                                Company since 1991.

B. Walton Mahon (71)                             1965           Investor; Formerly served as Chairman of the Board
                                                                of the Company from 1993 to 1998 and as President of
                                                                Union Bank & Trust Company from 1965 to 1991.

Charles H. Ryland (86)                           1940           Attorney, Warsaw, Virginia; Vice Chairman of the
                                                                Board of the Company.

------------------
(1) Each director has served on the Board of Directors of the Company since the consummation of the affiliation of Union Bancorp, Inc. and Northern Neck Bankshares Corporation in July 1993 which created the Company. The date above refers to the year in which Messrs. Beale, Hicks, Mahon, Piland, and Whittaker were first elected to the Board of Directors of Union Bank & Trust Company, and Messrs. Murphy and Ryland were first elected to the Board of Directors of Northern Neck State Bank.

BOARD OF DIRECTORS AND COMMITTEES

         There were seven meetings of the Board of Directors in 1999. Each incumbent director attended greater than 75% of the aggregate number of meetings of the Board of Directors and its committees of which he was a member in 1999.

         There are no family relationships among any of the directors or among any directors and any officer. None of the directors serve as directors of other publicly-held companies.

         The Board of Directors has, among others, a standing Executive Committee, Audit Committee and Compensation Committee.

         EXECUTIVE COMMITTEE. The Executive Committee is composed of G. William Beale, Ronald L. Hicks and Charles H. Ryland. The Committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors to act between meetings of the Board, except for certain matters reserved to the Board by law. In 1999, there was one meeting of the Executive Committee.

         AUDIT COMMITTEE. The Audit Committee is composed of A. D. Whittaker and
W. Tayloe Murphy, Jr. and also includes Daniel I. Hansen of the Union Bank & Trust Company Board and William H. Hughes of the Northern Neck State Bank Board. The functions of the Committee are to recommend selection of independent certified public accountants, to approve the scope of the independent accountants' audit, to review the reports of examination by the regulatory agencies, the independent accountants and the internal auditor and to convey their findings to the Board of Directors. The Audit Committee met three times in 1999.

         COMPENSATION COMMITTEE. The Compensation Committee consists of Ronald
L. Hicks and Charles H. Ryland. The function of this committee is to recommend the compensation to be paid to the executive officers of the Company. It also administers all incentive and stock option plans for the benefit of such officers and directors eligible to participate in such plans. The Compensation Committee met twice in 1999.

DIRECTORS' FEES

         As compensation for their services, each member of the Board of Directors of the Company receives $400 for each meeting of the Board attended. In addition, standing committee members receive $200 for each committee meeting attended. Additionally, an annual retainer of 200 shares of the Company's common stock is paid to each director attending 75% of all Board meetings. Board members who are also officers do not receive any additional compensation above their regular salary for any Board or committee meeting.

                        OWNERSHIP OF COMPANY COMMON STOCK

         The following table sets forth, as of February 25, 2000, certain information with respect to the beneficial ownership of the Company's common stock held by each director and nominee and each executive officer named in the Summary Compensation Table below, and by the directors and all executive officers as a group.

         As of February 25, 2000, no shareholder of the Company beneficially owned 5% or more of the Company's common stock.


                                                                  AMOUNT AND NATURE OF        PERCENT
                  NAME                                          BENEFICIAL OWNERSHIP (1)      OF CLASS
                  ----                                          ------------------------      --------
         G. William Beale...................................           29,497   (3)(4)          (2)
         Ronald L. Hicks....................................           20,351   (3)             (2)
         B. Walton Mahon....................................          101,055   (3)            1.33%
         W. Tayloe Murphy, Jr...............................          171,332   (3)            2.26%
         M. Raymond Piland, III.............................           10,480   (3)             (2)
         Charles H. Ryland..................................          264,510   (3)            3.51%
         A. D. Whittaker....................................           49,145   (3)             (2)
         All directors and executive officers
         as a group.........................................          649,119                  8.57%

------------------
(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.
(2)  Represents less than 1% of the Company's common stock.
(3) Includes shares held by affiliated corporations, close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Beale, 3,067 shares; Mr. Hicks, 6,785 shares; Mr. Mahon, 21,455 shares; Mr. Murphy, 77,010 shares; Mr. Piland, 2,880 shares; Mr. Ryland, 119,110 shares; and Mr. Whittaker, 29,218 shares.
(4) Includes 24,000 shares that may be acquired pursuant to currently exercisable stock options granted under the Company's Stock Option Plan.

                             EXECUTIVE COMPENSATION

         During 1999, the only executive officers of the Company who received annual compensation in excess of $100,000 were G. William Beale, President and Chief Executive Officer, and E. Peyton Motley, Executive Vice President. The following table shows the cash compensation paid to Messrs. Beale and Motley during 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE


                                                                             LONG-TERM
                                                                           COMPENSATION
                                                                           ------------
                                    ANNUAL COMPENSATION(2)                  SECURITIES
        NAME AND              -----------------------------------           UNDERLYING              ALL OTHER
    PRINCIPAL POSITION        YEAR         SALARY           BONUS           OPTIONS(3)           COMPENSATION(4)
    ------------------        ----         ------           -----           ----------           ---------------
G. William Beale (1)          1999        $   180,250    $ 5,911                --                 $   17,450
   President/Chief            1998            155,000      2,805              10,000                   27,250
   Executive Officer          1997            135,000      3,561                --                     24,399

E. Peyton Motley (1)          1999        $   126,154    $ 5,995                --                 $    5,995
   Executive Vice             1998            122,325      7,189              4,000                     7,189
   President                  1997            116,600      6,250                --                      6,250

------------------
(1) Messrs. Beale and Motley have served as President and Chief Executive Officer and Executive Vice President, respectively, of the Company since inception in July 1993.
(2) The amount of compensation in the form of perquisites or other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in each year for Messrs. Beale and Motley.
(3) While the Company's Stock Option Plan permits the granting of restricted stock awards, no such awards have been made. This plan is the Company's only stock-based long term compensation plan currently in effect.
(4) Includes for 1999: (i) $13,031 accrued on behalf of Mr. Beale under the Profit Sharing and Thrift Plan and the Employee Stock Ownership Plan of Union Bank & Trust Company; (ii) $4,419 accrued on behalf of Mr. Beale under a deferred compensation arrangement; and (iii) $6,601 accrued on behalf of Mr. Motley under the Profit Sharing and Thrift Plan. See the discussion below in the section captioned "Employee Benefit Plans" or a description of the Deferred Compensation Plan and the Employee Stock Ownership Plan.

STOCK OPTION GRANTS IN 1999

         The Company's Stock Option Plan provides for the granting of both incentive and non-qualified stock options and restricted stock awards to executive officers and key employees of the Company and its subsidiaries. No restricted stock awards have been granted under the Plan. No stock options were granted to Messrs. Beale or Motley during 1999.

STOCK OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

         The following table shows certain information with respect to the number and value of unexercised options at year-end for Messrs. Beale and Motley.

                                                                     NUMBER OF SHARES               VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED                IN-THE-MONEY
                                                                        OPTIONS AT                       OPTIONS AT
                              NUMBER OF                             DECEMBER 31, 1999             DECEMBER 31, 1999 (1)
                           SHARES ACQUIRED        VALUE       ----------------------------     ----------------------------
         NAME                ON EXERCISE        REALIZED      EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
         ----                -----------        --------      -----------    -------------     -----------    -------------
G. William Beale                 ---                 ---       22,000             8,000          $72,500           ---
E. Peyton Motley                 ---                 ---          800             3,200            ---             ---

----------------
(1) Calculated by subtracting the exercise price from the fair market value of the stock at December 31, 1999.

EMPLOYEE BENEFIT PLANS

         The Company and its subsidiaries, Union Bank & Trust Company ("Union Bank"), Northern Neck State Bank ("Northern Neck Bank"), Rappahannock National Bank ("Rappahannock Bank"), Bank of Williamsburg, Union Investment Services, Inc. and Mortgage Capital Investors, Inc., maintain several tax qualified and non-qualified employee benefit plans for their employees which are described below.

         THE COMPANY'S PLANS

         RETIREMENT PLAN. The Company's noncontributory defined benefit retirement plan (the "Retirement Plan") covers all full time employees and any part-time employees working greater than 1,000 hours annually. Employees who are 21 years of age and have completed one year of service are eligible to participate. The normal retirement age is 65, but participants may elect early retirement at 55 and disability retirement after 10 years of service at reduced levels of benefits. Vesting is 100% after 5 years of service. Employees of Rappahannock Bank and Mortgage Capital Investors, Inc. do not participate in this plan.

         The Retirement Plan was terminated by the Board of Directors of the Company effective October 1, 1999. Benefit accruals ceased on September 30, 1999 and all participants in the plan were 100% vested in their accrued benefit. An Application for Determination for Terminating Plan was submitted to the Internal Revenue Service on December 6, 1999.

         The following table provides information concerning estimated annual benefits that are payable to covered employees at normal retirement age under the terms of the Retirement Plan, based on the compensation and years of service classifications specified below. The plan benefits shown in the table are computed on the basis of a straight life annuity beginning at age 65.



                                                              YEARS OF SERVICE
         AVERAGE              ---------------------------------------------------------------------------
        COMPENSATION            10           15            20            25            30            35
        ------------            --           --            --            --            --            --
             $25,000          $ 3,250      $4,875        $6,500       $8,125        $9,750        $11,375
              50,000            7,775      11,663        15,550       19,438        23,325         27,213
              75,000           12,900      19,350        25,800       32,250        38,700         45,150
             100,000           18,025      27,038        36,050       45,063        54,075         63,088
             125,000           23,150      34,725        46,300       57,875        69,450         81,025
             150,000           28,275      42,413        56,550       70,688        84,825         98,963
             175,000           33,400      50,100        66,800       85,300       100,200        116,900

         The remuneration covered by the Retirement Plan is an employee's "final average earnings" which, under the terms of the Retirement Plan is defined to be the average of the highest five consecutive calendar years of base salary (reported as "Salary" in the Summary Compensation Table above) earned by the employee during the five calendar years prior to his or her date of retirement, termination, disability or death. No offset for primary social security benefits received by a pensioner is allowed with respect to the benefits paid under the Retirement Plan.

         Based on current compensation and expected termination of the plan effective October 1, 1999, it is estimated that the termination benefit (accrued through September 30, 1999) for Messrs. Beale and Motley will be $22,761 and $34,847, respectively. The final average earnings and the respective years of service as of October 1, 1999, for Mr. Beale were $134,240 and ten years, respectively, and for Mr. Motley were $114,040 and thirty-one years, respectively. For 1999 and 1997, the Company contributed $787,626 and $156,944, respectively, to the Retirement Plan. There was no contribution to the Retirement Plan for 1998.

         PROFIT SHARING THRIFT PLAN. The Company has adopted a defined contribution plan, established in accordance with Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). The 401(k) Plan, which became effective on January 1, 1993, is sponsored and administered by the Virginia Bankers Association. Employees of the Company are eligible to participate after one year of employment. The 401(k) Plan provides for employee pre-tax contributions, not to exceed 15% of the employee's compensation. The Company was not required to, but could, make contributions to the 401(k) Plan. Employer contributions, if any, vest 20% after three years of service and increase by 20% for each of the next four years of service. During 1999, $13,031 was accrued on behalf of Mr. Beale and $6,601 on behalf of Mr. Motley under this plan.

         Effective January 1, 2000 the Company amended and restated the 401(k) Plan. The Virginia Bankers Association prototype plan will be replaced with a prototype plan sponsored by Putnam Mutual Funds Corporation. The basic provisions of the 401(k) Plan remain the same except the Company is required to match up to 3% of the employee's contributions.

         EMPLOYEE STOCK OWNERSHIP PLAN. The Company also offers a Non-Contributory Employee Stock Ownership Plan and Trust (the "ESOP"), under which all salaried employees (the "Participants") who are at least 18 years of age and who have been employed by the Company for at least 6 months are eligible to participate. Allocations of contributions under the ESOP are discretionary at the election of the Company's and subsidiaries' Boards of Directors, and Participants are not permitted to make contributions to the ESOP. Contributions to a Participant's account are based on proportionate "covered compensation" of the employee (generally total pay as an eligible employee and while a participant). These contributions vest 20% after 3 years, 40% after 4 years, 60% after 5 years, 80% after 6 years and are fully vested after 7 years. Service before age 18 does not count toward vesting. During 1999, $13,031 accrued under the ESOP for the benefit of Mr. Beale.

         Distributions under the ESOP are made in common stock and any cash allocated to the Participant's account in a lump sum payment. In-service withdrawals and cash dividend withdrawals are permitted in certain cases from vested account balances.

         UNION BANK'S PLANS

         DEFERRED COMPENSATION PLAN. Union Bank offers its directors the option to participate in a deferred supplemental compensation program. All directors have entered into agreements with Union Bank to participate in the program. To participate in this plan, a director must elect to forego the directors fees that would otherwise be payable to him by Union Bank for a period of twelve consecutive months beginning immediately after his election to participate. After the twelve month period runs, the director again begins to receive the full amount of directors fees payable by Union Bank.

         While its obligation under each agreement represents an unsecured, general obligation of Union Bank, a substantial portion of the benefits payable under the agreements is funded by key-person life insurance owned by Union Bank on each director. The fees deferred by each participating director are applied towards the first year's premium expense of a life insurance policy and thereafter Union Bank pays the premiums for four years, at which time the dividends paid by the policy are sufficient to cover the premium expense. Each agreement provides that the director will receive from Union Bank a designated fixed amount, payable in equal monthly installments over a period of ten years beginning upon his retirement at age 65. No interest is paid on the installments. The amount of each director's monthly benefit is actuarially determined based on, among other factors, the age and health condition of each director at the time he elects to participate in the program. In the event a director retires but dies before receiving all the installments due under the agreement, Union Bank has the option of making one lump sum payment (based on the discounted present value of the remaining installment obligation) to the director's designated beneficiary or his estate or continuing the balance of the installment payments in accordance with the original payment plan. Each agreement further provides that a reduced fixed amount is payable in the event of a director's death prior to reaching retirement age.

         The agreement with Mr. Beale calls for Union Bank to pay him $26,500 per year for ten years upon his retirement at age 65. The agreements with certain other directors calls for Union Bank to pay an annual installment in the following amounts upon their retirement, as follows: Mr. Piland, $13,004; Mr. Hicks, $55,364; Mr. Whittaker, $16,345; and Mr. Mahon, $5,887. As of December 31, 1999, Union Bank had accrued approximately $ 328,450 to cover its obligations under all these agreements.

         DEFERRED COMPENSATION PLAN (FORMER KING GEORGE STATE BANK). Before King George Bank was merged with Union Bank it maintained a voluntary deferred compensation program which permitted eligible directors and officers to defer receipt of a portion of their directors' fees. Life insurance was purchased on all of the participants in amounts that, in the aggregate, actuarially fund its future liabilities under this program, and Union Bank (as the successor to King George Bank) is the owner and sole beneficiary of all such insurance. The program has been designed so that, if assumptions as to mortality experience, policy dividends, tax effects, and other factors are realized, the compensation deferred by a participant will cover all premium payments and benefit payments, plus a factor for the use of funds of Union Bank.

         While the insurance policies were purchased as a means of funding the deferred compensation liability created under this plan, there exists no obligation to use any insurance funds from policy loans or death proceeds to curtail the deferred compensation liability. Under the terms of the directors' benefit plan, a participant, or his beneficiary, will receive upon retirement a monthly retirement payment for life, payable for a minimum of 15 years. The plan also provides for a reduced payment to a participant's beneficiary in the event that the participant dies prior to retirement, payable for a period of 15 years from the date of death. A participant's retirement date is considered to be the later of the date a participant turns age 65 or completes 10 years of plan participation.

         NORTHERN NECK BANK'S PLANS

         SPLIT-DOLLAR INSURANCE PROGRAM. In addition to a group life insurance plan that is available to all employees, Northern Neck Bank offers all officers the opportunity to participate in a split-dollar insurance program. The insurance benefit under this program is equal to four times an officer's annual salary in effect at the time he becomes eligible to participate in the program. While Northern Neck Bank covers 80% of the annual premium expense, each participant is obligated to reimburse, without interest, Northern Neck Bank for the aggregate amount advanced on his behalf during his participation in the program. Northern Neck Bank recovers its cost from each participant at retirement or from the proceeds of the policy if the participant dies before reaching retirement age.

         RAPPAHANNOCK NATIONAL BANK'S PLANS

         Rappahannock National Bank sponsors a noncontributory defined benefit retirement plan ("Rappahannock Retirement Plan") which covers all employees working greater than 1,000 hours annually. Employees who are 21 years of age and have completed one year of service are eligible to participate. The normal retirement age is 65, but participants may elect early retirement at 55 and disability retirement after 10 years of service at reduced levels of benefits. Vesting is 100% after 5 years of service.

         The remuneration covered by the Rappahannock Retirement Plan is an employee's "final average earnings" which, under the terms of the Rappahannock Retirement Plan is defined to be the average of the highest five consecutive calendar years of base salary earned by the employee during the five calendar years prior to his or her date of retirement, termination of employment, disability, or death. No offset for primary Social Security benefits received by a pensioner is allowed with respect to the benefits paid under the Rappahannock Retirement Plan.

         The Rappahannock Retirement Plan was terminated by the Board of Directors of the Company effective October 31, 1999. Benefit accruals ceased on September 30, 1999 and all participants in the plan were 100% vested in their accrued benefit. An Application for Determination for Terminating Plan was submitted to the Internal Revenue Service on December 6, 1999.

EMPLOYMENT CONTRACTS AND TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

         The Company and Mr. Beale entered into an employment agreement effective April 1, 1999. The agreement has a two year initial term and will be extended for successive one-year terms beginning April 1, 2001 unless the Company elects not to extend the term of the agreement. The employment agreement provides for an annual base salary of $170,000, which is adjustable annually in the discretion of the Board, and annual cash bonuses in such amounts as determined by the Board. The Company may terminate Mr. Beale's employment at any time for "Cause" (as defined in the agreement) without incurring any additional obligations to him. If the Company terminates Mr. Beale's employment for any reason other than for "Cause" or if Mr. Beale terminates his employment for "Good Reason" (as defined in the agreement), the Company will be obligated to continue to provide the compensation and benefits specified in the agreement until the expiration of its term. The employment agreement will terminate in the event that there is a change in control of the Company, at which time the change in control agreement described below between the Company and Mr. Beale will become effective and any termination benefits will be determined and paid solely pursuant to the change in control agreement.

         The Company also has an agreement with Mr. Beale that becomes effective upon a change in control of the Company. Under the terms of this agreement, the Company or its successor agrees to continue Mr. Beale in its employ for a term of three years after the date of a change in control. During the contract term, Mr. Beale will retain commensurate authority and responsibilities and compensation benefits. He will receive a base salary at least equal to the immediate prior year and a bonus at least equal to the annual bonus paid prior to the change in control. If Mr. Beale's employment is terminated during the three years other than for cause or disability as defined in the agreement, or if he should terminate employment because a material term of the contract is breached by the Company, he will be entitled to a lump sum payment, in cash, within thirty days after the date of termination. This lump sum will be equal to
2.9 times the sum of Mr. Beale's base salary, annual bonus, and equivalent benefits.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Compensation for the President and Chief Executive Officer of the Company is determined by the Board of Directors, excluding the President and Chief Executive Officer, based on the recommendation of the Compensation Committee of the Board. The Compensation Committee bases its recommendation on consideration of various factors, including the financial performance of the Company, the individual performance of the President and Chief Executive Officer and the compensation paid to persons in comparable positions within the industry.

         Compensation for executive officers other than the President and Chief Executive Officer is determined by the Board of Directors based on the recommendation of the President and Chief Executive Officer. Compensation levels for all executive officers are determined based on the performance of the Company, performance judgments as to the past and future contributions of the individual officers and compensation paid to executives in similar positions in the industry.

         The Board and the Compensation Committee use a subjective approach to the determination of compensation based on the factors noted above. They do not rely on formulas or weights of specific factors and neither the profitability of the Company nor the market value of its stock are directly utilized in computing the executive officer base compensation. The Company's executive compensation program has relied almost exclusively on base salary as its primary component.

         Members of the Compensation Committee

         Ronald L. Hicks
         Charles H. Ryland

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1999 and up to the present time, there were transactions between Union Bank and Northern Neck Bank and the members of the Compensation Committee (Messrs. Hicks and Ryland), or their associates, all consisting of extensions of credit by either Bank in the ordinary course of its business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involve more than the normal risk of collectibility or present other unfavorable features.

                               SHAREHOLDER RETURN

         The Company is subject to the rules of the Securities and Exchange Commission that require all public companies to present a graph of total investment return in their annual proxy statements. The graph below compares the yearly percentage change in the Company's cumulative total shareholder return with the cumulative total return of the Nasdaq Stock Market Index and of the Nasdaq National Market ("Nasdaq/NM") Bank Index, assuming that investments of $100 were made on December 31, 1994, and that dividends were reinvested.


                                    [GRAPH]

                                             1994         1995       1996        1997        1998         1999
                                             ----         ----       ----        ----        ----         ----

Union Bankshares Performance Index             100       110.67      109.17      190.90      157.08      136.46
Nasdaq Stock Market Index                      100       141.33      173.89      213.07      300.25      542.43
Nasdaq/NM Bank Index                           100       149.00      196.73      329.39      327.11      314.42


           INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

         Certain directors and officers of the Company and its subsidiaries and members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of Union Bank, Northern Neck Bank, Rappahannock Bank, Bank of Williamsburg, Union Investment Services and Mortgage Capital Investors. As such, these persons engaged in transactions with the Company and its subsidiaries in the ordinary course of business during 1999, and will have additional transactions with these companies in the future. All loans extended and commitments to lend by the banks to such persons are made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

         Union Bank has engaged the law firm of Jarrell, Hicks and Sasser, of which Mr. Hicks is a principal, to perform certain legal services for Union Bank. Northern Neck Bank has engaged Mr. Ryland to perform certain legal services for Northern Neck Bank. Mr. Whittaker's construction company is building the permanent location for Bank of Williamsburg and has built several branch buildings for Union Bank.

                              INDEPENDENT AUDITORS

         On September 27, 1999, the Company's Board of Directors voted to engage the accounting firm of Yount, Hyde & Barbour, P.C. as the independent public accountant to audit the Company's financial statements for the fiscal year ending December 31, 1999, to replace the firm of KPMG LLP, the independent public accountant engaged to audit the Company's financial statements as of December 31, 1998 and 1997, and for each of the years in the two year period ended December 31, 1998.

         Consistent with the Company's policies, the Company conducted a bidding process to select the independent public accountant to audit the Company's fiscal year ending December 31, 1999. The Company's Board of Directors received bids from several independent public accounting firms including KPMG. After reviewing the proposals, the Company's Board of Directors selected Yount, Hyde & Barbour.

         During 1998 and 1997, KPMG's reports with respect to the Company's financial statements neither contained an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit-scope or accounting principles. During 1998 and 1997, and up to the date of the discontinuation of services of KPMG, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports. During that period, the Company did not consult with Yount, Hyde & Barbour regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any other matter that would be required to be stated herein.

         Yount, Hyde & Barbour has advised the Company that neither the firm nor any member of the firm now has, or has held in the most recent two fiscal years, any direct or indirect financial interest in the Company. Representatives of the firm are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company's equity securities. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, insiders of the Company complied with all filing requirements during 1999 with the exception of Mr. Ryland and Mr. Hicks for whom on one occasion with respect to one transaction each, a report was not timely filed.

                              SHAREHOLDER PROPOSALS

         In order for a shareholder proposal to be considered for possible inclusion in the 2000 Proxy Statement, it must be received by the Company's Corporate Secretary, D. Anthony Peay, Union Bankshares Corporation, 211 N. Main Street, P. O. Box 446, Bowling Green, Virginia 22427 on or before November 11, 2000.

                           ANNUAL REPORT ON FORM 10-K

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, EXCLUDING EXHIBITS, TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PRIOR TO MARCH 30, 2000, CAN BE OBTAINED WITHOUT CHARGE BY WRITING TO D. ANTHONY PEAY, VICE PRESIDENT AND CORPORATE SECRETARY, UNION BANKSHARES CORPORATION, P. O. BOX 446, BOWLING GREEN, VIRGINIA 22427.

P R O X Y


                          UNION BANKSHARES CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Ronald L. Hicks, W. Tayloe Murphy, Jr. and A.D. Whittaker, jointly and severally, proxies, with full power to act alone and with full power of substitution, to represent the undersigned and vote all shares of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of Union Bankshares Corporation to be held on Tuesday, April 18, 2000, at 6:30 p.m. at the Richmond County Elementary School in Warsaw, Virginia, or any adjournment thereof, on each of the following matters:

1. To elect one Class I director to serve until the Annual Meeting of Shareholders in 2003.

     [ ]  FOR the Nominee listed below    [ ] WITHHOLD AUTHORITY TO VOTE FOR THE
                                              NOMINEE INDICATED BELOW

                             M. Raymond Piland, III


2. The transaction of any other business which may properly come before the Meeting. Management at present knows of no other business to be presented at the Meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

         When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one fiduciary, all should sign. All joint owners MUST sign.


Date:___________________, 2000

                                        _________________________________
                                        Signature


                                        _________________________________
                                        Signature if held jointly


         The meeting will be followed by a reception. Please indicate below whether you will be joining us for the reception.

          ________ I plan to attend.              _____I do not plan to attend.